UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 17, 2011 (May 11, 2011)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     AmSurg Corp. (the “Company”) announced today that the Company’s proxy statement, first distributed to shareholders beginning on April 20, 2011, relating to the Company’s 2011 annual meeting of shareholders to be held on May 19, 2011 had a computational error in the summary compensation table. The total column of the summary compensation table reported the following total compensation to the named executive officers of the Company: (i) Christopher A. Holden - $2,012,479; (ii) Claire M. Gulmi — $1,202,144; (iii) David L. Manning — $1,122,369; (iv) Billie A. Payne — $802,774; and (v) Phillip A. Clendenin — $661,249. The correct dollar amount for the total compensation column is as follows: (i) Christopher A. Holden — $1,719,398; (ii) Claire M. Gulmi - $1,034,418; (iii) David L. Manning — $1,033,655; (iv) Billie A. Payne — $729,679; and (v) Phillip A. Clendenin — $616,729. The Company is distributing supplemental proxy information to its shareholders today correcting the error.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: May 17, 2011